Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES
SECOND QUARTER 2011 RESULTS

•	Second Quarter Net Income of $2.2 Million
•	Book Value per Class A Common Share of $1.00
•	MBS Portfolio Remains 100% Invested in Agency MBS
•	Company to Discuss Results on Tuesday, August 16, 2011, at 10:00 AM ET

VERO BEACH, Fla. (August 12, 2011) - Bimini Capital Management, Inc. (OTCBB:BMNM) ("Bimini Capital" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2011.  The Company reported net income of $2.2 million for the three month period ended June 30, 2011, compared with net income of $0.4 million for the three month period ended June 30, 2010.

Details of Second Quarter 2011 Results of Operations

The Company's second quarter net income of $2.2 million included net interest income of $1.0 million, gains on mortgage-backed securities (“MBS”) of $1.0 million (which includes non-cash portfolio mark to market gains, realized gains on securities sold and losses on funding hedges), audit, legal and other professional fees of $0.3 million, compensation and related benefits of $0.4 million, and other operating, general and administrative expenses of $0.5 million.  During the second quarter, the Company sold mortgage-backed securities (MBS) with a market value at the time of sale of $12.5 million, resulting in realized gains of $0.6 million (based on security prices from March 31, 2011).  The remaining net gain on MBS was due to fair value adjustments for the period.

Highlights of the MBS Portfolio

As of June 30, 2011, Bimini Capital’s MBS portfolio consisted of $114.0 million of agency or government MBS at fair value.  This portfolio had a weighted average coupon of 3.63% and a net weighted average repurchase agreement borrowing cost of 0.27%.  The following tables summarize Bimini Capital’s agency and government mortgage related securities as of June 30, 2011 and December 31, 2010:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2011
Adjustable Rate MBS	$63,992	56.1%	2.39%	273	1-Jan-41	7.93	10.21%	2.00%
Fixed Rate MBS	30,168	26.5%	5.10%	183	1-Nov-40	NA	NA	NA
Hybrid Adjustable Rate MBS	2,451	2.1%	5.17%	289	1-Aug-35	12.03	10.17%	2.00%
Total Mortgage-backed Pass-through	96,611	84.7%	3.31%	245	1-Jan-41	8.08	10.21%	2.00%
Structured MBS	17,396	15.3%	5.44%	281	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$114,007	100.0%	3.63%	251	1-Jan-41	8.08	NA	2.00%
December 31, 2010
Adjustable Rate MBS	$64,458	47.7%	2.83%	279	1-Jan-41	2.72	10.19%	2.00%
Fixed Rate MBS	50,013	37.0%	4.90%	178	1-Apr-36	NA	NA	NA
Hybrid Adjustable Rate MBS	2,783	2.1%	5.18%	295	1-Aug-35	18.03	10.18%	2.00%
Total Mortgage-backed Pass-through	117,254	86.8%	3.77%	236	1-Jan-41	3.35	10.19%	2.00%
Structured MBS	17,879	13.2%	5.83%	272	16-Nov-39	NA	NA	NA
Total Mortgage Assets	$135,133	100.0%	4.04%	241	1-Jan-41	3.35	NA	2.00%

(in thousands)
	June 30, 2011		December 31, 2010
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$86,839	76.17%	$103,568	76.64%
Freddie Mac	25,697	22.54%	25,710	19.03%
Ginnie Mae	1,471	1.29%	5,855	4.33%
Total Portfolio	$114,007	100.00%	$135,133	100.0%

Entire Portfolio	June 30, 2011	December 31, 2010
Weighted Average Pass Through Purchase Price	$104.42	$104.44
Weighted Average Structured Purchase Price	$5.46	$5.46
Weighted Average Pass Through Current Price	$105.78	$105.29
Weighted Average Structured Current Price	$6.36	$5.98
Effective Duration (1)	(0.744)	1.024

(1) Effective duration of (0.744) indicates that an interest rate increase of 1.0% would be expected to cause a 0.744% increase in the value of the MBS in the Company’s investment portfolio at June 30, 2011.  An effective duration of 1.024 indicates that an interest rate increase of 1.0% would be expected to cause a 1.024% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2010.  These figures include the structured securities in the portfolio.

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the structured MBS sub-portfolio is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.  As of December 31, 2010, approximately 36% of the Company’s investable capital (which consists of equity in pledged PT MBS, available cash and unencumbered assets) was deployed in the PT MBS portfolio.  At June 30, 2011, the allocation to the PT MBS had increased slightly to approximately 40%.

Constant prepayment rates (CPR) on the two MBS sub-portfolios were as follows:

		Structured
	PT MBS Sub-	MBS Sub-	Total
	Portfolio	Portfolio	Portfolio
Three Months Ended,
June 30, 2011	11.8	13.0	12.7
March 31, 2011	12.0	19.1	17.2
December 31, 2010	11.7	34.5	28.3
September 30, 2010	17.2	35.0	30.6
June 30, 2010	27.8	44.9	42.1
March 31, 2010	9.2	33.3	28.8

Dividends

On July 12, 2011, the Board of Directors of Bimini Capital declared a cash dividend of $0.0325 per share of Class A and Class B Common Stock.  The second quarter dividend will be paid on August 16, 2011, to holders of record on July 29, 2011.

On May 3, 2011, Orchid Island Capital, Inc. (“Orchid”), the Company’s wholly owned qualified REIT subsidiary, filed a Form S-11 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering of its common stock.  The offering was intended to provide the Company with revenue based on its ownership position in Orchid and from management fees to be paid by Orchid to the Company for managing the Orchid investment portfolio.  Due to market conditions and other circumstances, the offering was not completed, and on August 4, 2011, Orchid withdrew the Registration Statement.  In connection with Orchid’s proposed offering, the Company incurred approximately $1 million of offering costs.

For the six months ended June 30, 2011, the Company estimates that it had a REIT taxable loss of approximately $1.4 million.  (As more fully described in footnote 10 to the Company’s financial statements, REIT taxable income or loss generated by qualifying REIT activities is computed in accordance with the Internal Revenue Code, which is different from the Company’s financial statement income or loss as computed in accordance with GAAP.)  The Company also expects that it may incur a REIT taxable loss for the full year ending December 31, 2011.  In addition, the Company presently has tax net operating loss carryovers of approximately $6.3 million, which are available to offset REIT taxable income.  If in fact a REIT taxable loss is incurred for 2011, then distributions in the amount of $0.065 per share already paid to shareholders during 2011 will be considered a return-of-capital, which depletes the Company’s capital base.  Distributions made by the Company during 2010 were also a return-of-capital.

Based on the factors described above, and in order to preserve its capital base, the Company Board of Directors has suspended purchases under its stock repurchase program and, for the foreseeable future, suspended its regular quarterly distribution to stockholders.  The Company will reevaluate its ability to resume distributions in early 2012.

REIT taxable income/(loss) is a term that describes the Company's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code.  The Company's REIT taxable income/(loss) is computed differently from net income as computed in accordance with generally accepted accounting principles (GAAP) as reported in the Company's consolidated financial statements.  Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods.  Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, the Company is required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to, generally, 90% of the Company's REIT taxable income.  Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year.  Accordingly, the Company's dividends are generally based on REIT taxable income, as determined for federal income tax purposes as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Company's Board of Directors.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2011, was $1.00.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock.  At June 30, 2011, the Company's consolidated stockholders' equity was $9.9 million with 9,905,007 Class A Common shares outstanding.  At June 30, 2011, the Company had $6.3 million in cash and cash equivalents.

Stock Repurchase Program

On June 29, 2010, the Board of Directors of the Company approved a stock repurchase program authorizing the Company to buy up to $1.0 million of its common stock.  To date, the Company has repurchased 403,715 shares for approximately $349,344, including commissions, a weighted average purchase price of $0.87 per share.  As stated above, on August 2, 2011, the Company’s Board of Directors suspended purchases under this plan.

Management Commentary

Commenting on the Company's second quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The second quarter of 2011 was quite profitable for Bimini.  Our net interest margin, or NIM, on our investment portfolio remained well above 400 basis points, our legal costs were down substantially, and we generated favorable mark to market and/or trading gains on both our investment portfolio and the retained interests in securitizations of our former mortgage company.  In addition, speeds on our structured securities portfolio continued to decline, while speeds on our pass through portfolio remained in the low double digits, resulting in an overall portfolio speed of 12.7 CPR.  The portfolio paid over 42 CPR in the comparable quarter a year ago.”

Mr. Cauley continued, “However, the events of the last two weeks have made the second quarter seem like distant history.  The government struggled to pass legislation needed to raise the Nation’s debt ceiling, and last Friday Standard & Poor’s downgraded the sovereign credit rating of the United States.  This was followed Monday by downgrades to many other government related entities, including the GSE’s that guarantee the principal and interest of our Agency MBS securities.  On Tuesday, the Federal Reserve surprised the markets when it announced it is likely to keep over-night funding rates at their current near-zero level “at least until mid- 2013”.  Events in Europe have also had an impact on global capital markets.  The reaction to these events in the equity and debt markets of the U.S. has been severe.  Volatility in both has been unprecedented.  While the downgrade of the United States sovereign credit rating and the GSE’s had the potential to negatively impact U.S. Treasury securities and Agency MBS, to date the opposite has occurred, as prices of both have increased since the announcement.  The announcement by the Federal Reserve has lowered all Treasury benchmark rates as well as forward rates to historic low levels.  The market now fully expects “carry” trades in the MBS market – in which investors own MBS and fund them in the repo market – one of our two core strategies, to be profitable for the foreseeable future.

"Further, due to the distressed nature of the economy generally and the housing market specifically, prepayment rates are expected to be low as well.  However, our outlook is somewhat more cautious than the level of enthusiasm recently seen in the MBS market.  The effect of these events on our investment portfolio will be positive to the extent funding levels and prepayments remain low.  However, we remain diligent in our observance of the broader economy and are mindful that emerging strength in the economy can and probably will cause the Fed to act accordingly.  As a result, we will continue to deploy our capital in such a way so as to protect our book value against sudden – and probably unexpected – reversals in the direction of interest rates.”

The Company has scheduled an online Web simulcast and conference call to discuss these announcements that will begin at 10:00 AM ET, Tuesday, August 16, 2011.  An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 48 hours.  A link to these events will be available at the Company's website www.biminicapital.com.  Those persons without Internet access may listen to the live call by dialing (800) 289-0468 or (913) 312-6048, confirmation code: 6425294.

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2011, and December 31, 2010, and the unaudited quarterly results of operations for the calendar quarters ended June 30, 2011, March 31, 2011, and June 30, 2010.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

	6/30/2011	12/31/2010	% Change
ASSETS
Mortgage-backed securities	$114,007	$135,133	(15.63)%
Cash equivalents and restricted cash	7,390	6,376	15.9%
Accrued interest receivable	917	1,050	(12.67)%
Retained interests	3,776	3,928	(3.87)%
Other assets	10,000	10,504	(4.80)%
Total Assets	$136,090	$156,991	(13.31)%

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$92,105	$113,592	(18.92)%
Junior subordinated notes	26,804	26,804	-
Other liabilities	7,296	8,223	(11.27)%
Total Liabilities	126,205	148,619	(15.08)%
Stockholders’ Equity	9,885	8,372	18.1%
Total Liabilities and Stockholders' Equity	$136,090	$156,991	(13.31)%
Class A Common Shares outstanding	9,905,007	9,776,586
Book value per share	$1.00	$0.86

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED INCOME STATEMENTS

	For the calendar quarter ended
	6/30/2011	3/31/2011	% Change	6/30/2010	% Change
Interest income	$1,303	$1,610	(19.1)%	$1,810	(28.0)%
interest expense	(72)	(87)	17.2%	(53)	(35.8)%
Net interest income, before interest on junior subordinated notes	1,231	1,523	(19.2)%	1,757	(29.9)%
Interest on junior subordinated debt	(250)	(250)	0.0%	(550)	54.5%
Net interest income	981	1,273	(22.9)%	1,207	(18.7)%
Gains	1,032	248	316.1%	811	27.3%
Net portfolio income	2,013	1,521	32.3%	2,018	(0.2)%
Other income (expense)	1,487	(82)	1913.4%	121	1129.9%
Expenses	(1,291)	(1,950)	33.8%	(1,769)	27.0%
Net income (loss)	$2,209	$(511)	532.3%	$370	497.0%
Basic and Diluted Net Income (Loss) Per Share:
Class A Common Stock	$0.22	$(0.05)		$0.04
Class B Common Stock	0.22	(0.05)		0.03

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements.  Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com

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